Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-150468

                                EASY ENERGY, INC.

                                   PROSPECTUS

                        20,638,273 SHARES OF COMMON STOCK

The prospectus relates to the resale to the public by certain selling shareholders of Easy Energy, Inc. of:

* Up to 750,000 shares of our common stock issued in a private placement on March 27, 2008.

* Up to 882,353 shares of our common stock issued in a private placement on March 10, 2008.

* Up to 3,000,000 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on March 10, 2008.

* Up to 300,000 shares of our common stock issued in a private placement on March 3, 2008.

* Up to 1,000,000 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on March 3, 2008.

* Up to 3,676,480 shares of our common stock issued in a private placement on February 28, 2008.

* Up to 11,029,440 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on February 28, 2008.

The warrants issued on March 10, 2008 entitle the holder to purchase one additional share of our common stock at an exercise price of $0.27 for a period of five years from the closing date.

The warrants issued on March 3, 2008 entitle the holder to purchase one additional share of our common stock at an exercise price of $0.15 for a period of five years from the closing date.

The warrants issued on February 28, 2008 entitle the holder the purchase one share of our common stock at an exercise price of $0.27 for a period of five years.

The shares were acquired by the selling stockholders directly from our company in private transactions that were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "ESYE.OB". On September 12, 2008 the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.16.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of the warrants are exercised. We will pay for all costs associated with this prospectus and the related registration statement.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS, AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                       Prospectus dated October 31, 2008.

                                EASY ENERGY, INC.

                                   PROSPECTUS

                        20,638,273 SHARES OF COMMON STOCK

                                TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------

PROSPECTUS SUMMARY                                                         1

RISK FACTORS                                                               3

FORWARD-LOOKING STATEMENTS                                                 9

USE OF PROCEEDS                                                            9

DETERMINATION OF OFFERING PRICE                                            9

DILUTION                                                                   9

SELLING SHAREHOLDERS                                                       9

PLAN OF DISTRIBUTION                                                      12

INTEREST OF NAMED EXPERTS AND COUNSEL                                     13

DESCRIPTION OF BUSINESS                                                   13

DESCRIPTION OF PROPERTY                                                   16

DESCRIPTION OF SECURITIES                                                 16

LEGAL PROCEEDINGS                                                         17

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                  17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                 18

APPLICATION OF CRITICAL ACCOUNTING POLICIES                               21

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                      22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              22

EXECUTIVE COMPENSATION                                                    24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            27

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                          27

EXPERTS                                                                   28

WHERE YOU CAN FIND MORE INFORMATION                                       28

FINANCIAL STATEMENTS                                                      29

As used in this prospectus, the terms "we", "us", "our" and "Easy Energy" mean Easy Energy, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

CORPORATE BACKGROUND

Easy Energy, Inc. was incorporated under the laws of the State of Nevada on May 17, 2007. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our President and Secretary who are also our only board members. We plan to develop a novel, man-powered charger solution for the problems related to the ongoing power requirements of small hand-carried battery-powered personal electronic devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, our President and Director developed a prototype of the patent. On January 29, 2008, we announced on the completion of the fully working prototype of the man-powered charger solution for battery powered small hand-carried devices.

The Company's principal business plan is to manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the man-powered charger. Our target market will be consumers of disposable and rechargeable batteries, those who heavily depend on their portable devices, especially cell phone users, and those who are looking for "green" energy sources.

Our principal executive office is located at Suite 105 - 5348 Vegas Dr., Las Vegas, NV 89108. Our telephone number is (702) 442-1166. We also have an office in Israel at 26 Ga'aton Blvd., Nahariya 22401 Israel, Tel. No. +972-4-988 8314 . We do not have any subsidiaries. The address of our resident agent is Eastbiz.com Inc, 5348 Vegas Dr, Las Vegas, Nevada, U.S.A., 89108.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended March 31, 2008 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

                         NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 20,638,273 shares of our common stock. The offered shares were acquired by the selling stockholders in several private placement transactions. All of these transactions were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is presently traded on the OTC Bulletin Board under the symbol "ESYE.OB". Please see the Plan of Distribution section at page 12 of this prospectus for a detailed explanation of how the common shares may be sold.

                     NUMBER OF SHARES ISSUED AND OUTSTANDING

There were 93,302,777 shares of our common stock issued and outstanding as at October 8, 2008.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of warrants are exercised. We will incur all costs associated with this prospectus and the related registration statement.

                             SUMMARY FINANCIAL DATA

The summary financial data presented below is derived from and should be read in conjunction with our audited financial statements from May 17, 2007 (date of inception) to June 30, 2008, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 18 of this prospectus.

                                                                As at
      BALANCE SHEET INFORMATION                             June 30, 2008
      -------------------------                             --------------

      Cash                                                   $    595,446

      Total Assets                                           $    970,446

      Liabilities                                            $        300


                                                           From May 17, 2007
                                                        (date of inception) to
      STATEMENT OF OPERATIONS INFORMATION                   June 30, 2008
      -----------------------------------                   --------------

      Working Capital                                        $    970,146

      Expenses                                               $  1,480,045

      Total Number of Issued Shares of Common Stock            93,186,070

      Net Gain (Loss)                                        $ (1,474,354)

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

OUR SUCCESS IS HEAVILY DEPENDENT ON PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS.

We rely on a combination of patent, copyright, trademark, and trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We have recently submitted provisional patent applications, but we cannot ensure that any patents will issue from those applications. We cannot assure you that the patents issued to us will not be challenged, invalidated, or circumvented, or that the rights granted under those registrations will provide competitive advantages to us.

We also rely on trade secrets and new technologies to maintain our competitive position. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELECTUAL PROPERTY, THIRD PARTIES MAY BE ABLE TO USE OUR TECHNOLOGY, WHICH COULD ADVSERSLY AFFECT OUR ABILITY TO COMPETE IN THE MARKET.

Our commercial success will depend in part on our ability to obtain and maintain patent protection on our products, and successfully defend these patents and technologies against third-party challenges. In particular, On August 20, 2007, we filed a provisional patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office, which is still pending. In doing so, we have secured a filing date in the United States Trademark and Patent Office. In order to extend the potential patent protection beyond the US, we are required to file an international patent application via the Patent Cooperation Treaty ("PCT") no later than August 19, 2008. On June 30, 2008, we have filed the international patent application via the PCT. This international filing will enable us to file a national patent application in any PCT country until February 19, 2009 and still claim the benefit of the priority date of August 20, 2007. After February 29, 2009, we will be required to file a separate patent application in each PCT country, in which we would like to have a patent protection. There is no certainty that such applications will be approved. In addition, even if such applications are approved, they may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. Patents we use may be challenged or invalidated or may fail to provide us with any competitive advantage. Moreover, in certain parts of the world, such as in China, western companies are adversely affected by poor enforcement of intellectual property rights.

WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another.

WE HAVE LIMITED OPERATING HISTORY AND HAVE SUSTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on May 17, 2007, and have very limited operations to date. We have not realized any revenues to date. Our product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to June 30, 2008 is $1,474,354 Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our product. Based on arrangements made with potential distributors and the development stage of our product, we believe that we are at least 6-8 months away from generating our first revenues. We may be wrong and may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;
     - we incur delays and additional expenses as a result of technology failure;
     -    we are unable to create a substantial market for our product; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Our budgeted expenditures for the next twelve months are $922,000 of which we have prepaid $200,000 for our research and development costs which are included in the statement of operations under product development and prepaid $50,000 in Consulting Fees which is included in the balance sheet and we anticipate needing approximately $21,243.32 for expenses associated with this prospectus and the related registration statement (See ITEM 13 "Other Expenses if Issuance and Distribution"). Therefore, we presently have a budgeted shortfall of $32,503.68.

Because we have not generated any revenue from our business, and we are 6-8 months away from being in a position to generate revenues, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Management estimates that our current cash balances will be exhausted by April 2009 provided we do not have any unanticipated expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing.

Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay for our operations and we may go out of business. We will likely need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $922,000, of which $250,000 has been prepaid for the next 12 months for our business plan and an additional $21,243.32. (See "Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one product that ultimately represents a small sector in the overall charger industry. Should our services be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR PRODUCT WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed the development of our proposed product and we have no definitive contracts or licenses for the sale or use of our product. The success of our proposed business will depend on its completion and the acceptance of our product by the general public. Achieving such acceptance will require significant marketing investment. Our product, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed product that we will develop is not accepted at sufficient levels, our business will fail.

WE ARE DEPENDENT ON REVENUES GENERATED BY A SOLE PRODUCT AND THUS WE ARE SUBJECT TO MANY ASSOCIATED RISKS.

Our revenue will be generated through the sale of our man-powered charger. Unless we expand our product offerings to include related or other products, our likely source of revenues for the foreseeable future will continue to be generated by the man-powered charger. Accordingly, 100% of our revenue will be dependent upon the sale of our sole product.

If potential users are satisfied with other means for charging their cell phone battery we may not be able to sell our product.

     * If technological developments render man-powered chargers obsolete, our business could fail;
     *    our patent application is unsuccessful, our business could fail.

Thus, we may expand our financial resources on marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, we will fail.

THERE ARE LOW BARRIERS TO ENTRY INTO THE MAN-POWERED CHARGER INDUSTRY AND, AS A RESULT, MANY COMPANIES MAY BE ABLE TO COMPETE WITH US ON LIMITED FINANCIAL RESOURCES.

Our product does not require large capital expenditures for its development or manufacture. As a result, barriers to entering this industry may be low. If the intellectual property protection with respect to the man-powered charger product does not prove effective, a competitor with limited financial resources may be able to successfully compete with us.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Mr. Guy Ofir, our President and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Mr. Emanuel Cohen, our Secretary, Treasurer and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S
DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

BECAUSE OUR EXECUTIVE OFFICERS ARE EMPLOYED ELSEWHERE, THEY WILL BE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS AND THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Guy Ofir currently devotes approximately 30 to 40 hours a week to our company. Mr. Emanuel Cohen, our Secretary, Treasurer and a director, is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Emanuel Cohen currently devotes 15 to 20 hours a week to our company. As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF MAN-POWERED CHARGER OR IN OPERATING BUSINESSES THAT SELL PRODUCTS OR SERVICES TO WHOLESALES. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR OUR COMPANY. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director and Mr. Emanuel Cohen, our Secretary, Treasurer and director, have no experience or technical training in the development, maintenance and marketing of man-powered charger or in operating businesses that sell products or services to wholesales. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our products and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

WE DEPEND HEAVILY ON MR. GUY OFIR AND MR. EMANUEL COHEN. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Ofir and Mr. Cohen for all of our operations. The loss of either person will have a substantial negative effect on the company and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS.

Our executive officers, in the aggregate, beneficially own approximately 43% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $1,474,354 for the period from May 17, 2007 (inception) to June 30, 2008. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

For the period from May 17, 2007 (inception) to March 31, 2008, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. Such doubt was expressed as a result of our recurring losses and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, future sales of our product or obtaining loans and grants from various financial institutions whenever possible. If we continue to incur losses, it will become increasingly difficult for us to achieve our goals and there can be no assurance that our business plan will materialize.

WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTY FIRM(S) TO MANUFACTURE COMPONENTS FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a third party firm(s) to manufacture the components of our product. Should we be unable to contract qualified third parties firm(s) to manufacture because we are unable to find them, are unable to attract them to our company or are unable to afford them, we will never become profitable and our business will fail.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 1,000,000,000 common shares, of which 93,302,777 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR ABILITY TO CONTINUE OPERATIONS.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

OUR COMMON STOCK IS ILLIQUID AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY IMPACTED BY FACTORS WHICH ARE UNRELATED TO OUR OPERATIONS.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND THERE WILL BE FEWER WAYS FOR INVESTORS TO MAKE A GAIN ON ANY INVESTMENT IN OUR COMPANY.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will" ,"intend" "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of the warrants are exercised. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We will incur all costs associated with this prospectus and related registration statement. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $21,243.32.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

                                    DILUTION

The common stock to be sold by the selling stockholders is the 5,608,833 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING SHAREHOLDERS

The following table sets forth the number of shares beneficially owned by the selling stockholders and certain other information regarding such stockholders, as of June 30, 2008.

The selling stockholders acquired their securities (1) through a private transaction exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act"), pursuant to which we sold to the Meitav entities listed below (the "Meitav Entities") on February 8, 2008, 367,647 units, each unit being offered for $1.70, for aggregate gross proceeds of $625,001. Each unit consisted of (i) ten shares of our common stock and (ii) thirty Class A Warrants. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase of the Warrant; (2) as compensation for legal services and services in connection with the facilitation of the financing of the Company by the Meitav Entities and Tailor Made Capital Ltd. ("TMC"). In connection therewith, on March 3, 2008, we issued Mr. Victor Tshuva, 300,000 shares of restricted common stock for an aggregate price of $3,000 and warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.15 for a period of five years; (3) as a commitment fee of

882,353 shares of the Company's common stock and a warrant to purchase 3,000,000 shares of the Company's common stock to TMC for arranging the equity line pursuant to the March 10, 2008 agreement; and (4) 750,000 shares of our common stock as a consideration for investor relations services to be provided by Falcon Financial Services LLC.

The shares offered by this prospectus may be offered from time to time by the selling stockholders. The following table assumes that the selling stockholders will sell all of the shares being offered for their respective accounts by this prospectus. However, the selling stockholders may sell some, all or none of their shares of our common stock offered by this prospectus and we are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares of our common stock. The information in the table below is current only as of the date of this prospectus. None of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. To our knowledge, there is also no affiliation among Victor Tshuva, Falcon Financial Services LLC, the Meitav Entities, TMC and their beneficial owners. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Each shareholder is an adult.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

In the following table, except as noted below, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act, and this information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnotes below, we believe that each of the selling stockholders named in this table has sole voting and investment power over the shares of our common stock indicated. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares registered hereby that are subject to outstanding warrants held by that person and any shares subject to outstanding warrants or options that are currently exercisable or exercisable within 60 days after October 8, 2008. Applicable percentages are based on 93,302,777 shares of our common stock outstanding on October 8, 2008.

                                               Beneficial Ownership                           Beneficial Ownership
                                             Prior to this Offering(1)                           After Offering
                                           ----------------------------                     -----------------------
                                                            Number of
                                                         Shares Issuable     Number of      Number
                                           Number of      Upon Exercise     Shares Being      of
Name of Selling Stockholder                 Shares         of Warrants        Offered       Shares    Percent(**)
---------------------------                 ------         -----------        -------       ------    -----------
Victor Tshuva                                300,000        1,000,000        1,300,000         0          0

Meitav Gemel Ltd
Meitav Tagmulim Clalit(2)                  1,394,120        4,182,360        5,576,480         0          0

Meitav Gemel Ltd
Meitav Histalmut Clalit(2)                   947,060        2,841,180        3,788,240         0          0

Meitav Gemel Ltd
Meitav Pizuim Clalit(2)                      302,940          908,820        1,211,760         0          0

Meitav Gemel Ltd
Meitav Tagmulim CPI(2)                        70,590          211,770          282,360         0          0

Meitav Gemel Ltd
Meitav Tagmulim Nis(2)                        26,470           79,410          105,880         0          0

Meitav Gemel Ltd
Meitav Tagmulim Shares(2)                     67,650          202,950          270,600         0          0

Meitav Gemel Ltd
Meitav Histalmut CPI(2)                       23,530           70,590           94,120         0          0

Meitav Gemel Ltd
Meitav Histalmut Nis(2)                        5,880           17,640           23,520         0          0

Meitav Gemel Ltd
Meitav Histalmut Shares(2)                    38,240          114,720          152,960         0          0

Meitav Gemel Ltd
Meitav Chisachon Gemel(2)                    229,410          688,230          917,640         0          0

Meitav Gemel Ltd
Meitav Chisachon Histalmut(2)                164,710          494,130          658,840         0          0

Meitav Gemel Ltd
Meitav Chisachon Pizuim(2)                    33,530          100,590          134,120         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Gemel Bound 85(2)         11,180           33,540           44,720         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Gemel Zahav(2)            12,350           37,050           49,400         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Histalmut Bound 85(2)      4,710           14,130           18,840         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Histalmut Zahav(2)         4,710           14,130           18,840         0          0

Meitav Pension Ltd
Meitav Pensia Makifa(2)                       58,820          176,460          235,280         0          0

Meitav Pension Ltd
Meitav Pensia Clalit(2)                        2,350            7,050            9,400         0          0

Meitav Mishan Ltd
Meitav Gemel Plus(2)                         205,880          617,640          823,520         0          0

Meitav Mishan Ltd
Meitav Histalmut Plus(2)                      55,880          167,640          223,520         0          0

Meitav Mishan Ltd
Meitav Pizuim Plus(2)                         16,470           49,410           65,880         0          0

Tailor Made Capital(2)                       882,353        3,000,000        3,882,353         0          0

Meitav Entities and Tailor Made
Capital as a group (2)                     4,558,833       14,029,440       18,588,273(3)      0          0

Falcon Financial Services LLC                750,000               --          750,000         0          0
                                          ----------       ----------       ----------     -----      -----
TOTAL                                      5,608,833       15,029,440       20,638,273         0          0
                                          ==========       ==========       ==========     =====      =====

----------
*    Less than one percent.
** These figures assume that the selling stockholders will sell all of their shares available for sale during the effectiveness of the registration statement that includes this prospectus. The selling shareholders are not required to sell their shares.
(1) "Prior to this Offering" means prior to the offering by the selling stockholders of the securities registered under this prospectus for resale.

(2) An entity controlled by Meitav Investment House Ltd, ("Meitav") which as reported on Schedule 13G filed on March 19, 2008, is beneficially owned by Messrs. Zvi Stepak and Shlomo Simanovsky through intermediary entities. Messrs. Zvi Stepak and Shlomo Simanovsky may exercise shared voting and investment powers with respect to all shares owned by Meitav and the Meitav Entities. The selling shareholder purchased the shares being registered for resale in the ordinary course of business. At the time of the purchase, the selling shareholder had no agreement, directly or indirectly with any person to distribute the securities purchased.
(3) In an appendix to the warrant issued by the Company to the Meitav Entities and TMC the following exercise limitations have been agreed to: the company shall not effect the exercise of the warrant and the holder shall not have the right to exercise any portion of the warrant to the extent that after giving effect to such issuance after exercise, such holder along with its affiliates (which include all of Meitav Entities and TMC) shall have more than 9.99% of the number of shares of common stock outstanding of the Company. This provision however, may be waived by the holder at its election upon not less than 61 days' notice to the Company.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

The distribution of such shares may be effected by the selling stockholders in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this Offering are $21,243.32. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this Offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the registration of which this prospectus forms a part must be filed with the SEC.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company in the business of developing battery charging solutions for small hand-carried devices. We were incorporated on May 17, 2007, in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

OBJECTIVES

Our product is a man-powered generator for recharging cellular phones and small batteries. We plan to develop a palm-sized device named YoGen, intended to provide a quick recharge for cell phones and other personal electronic devices operating on AA or AAA batteries. Prior to incorporation, our President and Director, Mr. Guy Ofir, started developing a prototype of the man-powered generator. We will focus our efforts on developing a product that will be rugged enough to withstand constant use. It will be shockproof with a suspension system that maintains the unit in an available state of readiness but not in the user's way. We plan to keep the controls of the product as user-friendly as possible with the design of the casing intended to appeal to personal electronic gadget-lovers in general and more specifically to the younger market segment which is the largest consumer of disposable batteries.

Our President and Director, Mr. Guy Ofir, purchased the rights to the design and the patent application in a private transaction. Mr. Guy Ofir transferred those rights to the company at no cost to us.

We plan to complete the development of the man-powered charger solution for battery powered small hand-carried devices. On August 20, 2007, we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. By August 19, 2008, in order to extend the potential patent protection beyond the United States, we needed to file an international patent application via the PCT. Indeed, we made such filing on June 30, 2008. The international filing enables us to file a national patent application in any PCT country until February 19, 2009 and still claim the benefit of the priority date of August 20, 2007. The Company's principal business plan is to complete the development of the prototype and then manufacture and market the product and seek third party entities interested in licensing the rights to manufacture and market the man-powered charger. We are currently engaged in completion of the final prototype of the YoGen, including the final design that we will then sell in the market, before passing the certification procedure required to commence mass production.

To enable the power capability and provide minutes of operation without fatigue the YoGen device will generate 20 watts of peak power for each cord pull. It is designed as a very low profile device fitting into the overall size of 45mm x 70mm x 18mm. A novel design uses a combination of a permanent magnet disk rotor and integrated stator coils without an iron core and an attached mechanical drive contribute to the high power and efficiency of the generator. To keep the unit flat, a simple speed multiplication concept is designed instead of complex gear mechanism. Furthermore, the magnitude of the inertia extends the effective generation cycle after the pulling cycle has ceased, thus making for more effective charging. Designed as a belt attachment, it can be operated with either hand, adding further to its ergonomics capabilities by dividing and lowering the required human strength.

Our Secretary, Treasurer and Director, Mr. Emanuel Cohen, will be in charge of minimizing the size of our product and complete a series of quality tests.

Our product package will consist of a disk generator and the mechanical system to activate it, an intermittent accumulator battery, an electronic system, a strong protective casing and a strap for suspending it from a belt.

In the future, if we generate revenue from the sale of our man-powered slim charger, we plan to sell accessories such as adapters for common hand-held electrical devices.

TECHNICAL BRIEF:

                                                                                     Controls for
                                                                                     safe charging/     Applicable for
                                                                                       State of           up-scaling
                                     Time to recharge 10%        Ease of usage       internal and         for larger
                     Power           capacity of typical 1000      Ergonomic       external battery      application
Autonomy Level       Capability      mA/hr Li-ion Battery           design            indications          laptops
--------------       ----------      --------------------           ------            -----------          -------
Complete autonomy   20 watts max     6-10 minutes                 Ergonomic           Internal and        Yes
+ wall charger                       from the device internal     design for arm      external            Tandem design of
                                     battery                      pulling.            batteries           2 generators
                                                                                      charging            with common
                                     ~ 2 minutes to replace       Belt attached       indicating          shaft will
                                     the energy in the            to enable           LEDS                produce up to
                                     internal battery by          single hand                             40 watts
                                     the hand generator           charging

Cellular phones consume electric power at a rate which fits to cell antennas, and the like. For example, cell phone power consumption for conversation mode (50% talking / 50% listening) near to a cellular antenna is approximately 0.5 watts. Since nominal YoGen output is 5 watts (ten times higher), for every five minutes of cell phone usage under these conditions, our device can replace the energy consumed in 30 seconds. This data only applies to short conversations (typically up to 5 minutes) because during short conversations, a cell phone battery's state-of-charge does not change significantly. For example, a half hour conversation under these conditions shall require about 3 minutes to be brought to its pre-conversation charge state. In all cases, the charge is proportional to incremental levels of effort.

The efficiency with which our YoGen device recharges cell phone is significantly dependent on the phone's dedicated built-in charging controller which regulates maximum charging current. For a majority of up-to-date cellular phone models, these controllers permit a charging current supplying about 5 watts, which is the output of our device. A few older cellular phone models permit less of a charge. For those phones, YoGen is equipped with a switch for a "lower power" mode.

As indicated before, the YoGen device will generate 20 watts of peak power for each cord pull. 20W is a peak instant power which an internal alternator can generate when the cord is pulled very quickly. It is a pure technical characteristic which was possible to measure only in a laboratory by accessing YoGen's internal points. We have not used any external third party testing in connection with this process.

YoGen is based on a novel axial-field synchronous generator (alternator) producing an alternating voltage of frequency and amplitude which are proportional to its rotation speed. Since it is driven by reciprocating pull-release hand movement and is outputting energy during rotation, its voltage and frequency vary considerably through the period.

Cellular phone battery controllers require a definite voltage and internal impedance of chargers to allow them to charge the batteries. YoGen includes an electronic converter outputting a stabilized DC voltage falling under load to emulate required impedance. YoGen has 2 modes: "nominal power" (with nominal impedance) and "lower power" (with higher impedance).

In its basic format, YoGen includes an internal 400/800 mAh Li-ione buffer (back-up) battery considerably widening the stabilized power output from zero pulling speed (the battery gives power) up to pulling high speed (the battery receives power).

The foregoing statistics are based solely on our own limited internal testing and have not been verified by an outside testing agency. We are now working to validate these results in external laboratories. To date, we have produced three prototypes of our device, each with an internal battery but without a "lower power" option. These prototypes have been tested in our laboratory with approximately 15 cellular phone models. Our results confirm the statistics contained above, provided that the pulling process is done correctly. We are now in the process of creating the final prototype of the YoGen, including the final design, that we will then sell in the market.

MARKETING STRATEGY

We plan to market our product in the United States by establishing a network of wholesalers who can promote our product to the retail market such as 7-Eleven, Wal-Mart and other high-traffic locations and points-of-sale which cater to electronic accessories such as Office Depot, Radio Shack and Circuit City.

We plan to offer our product at a comparable price to other re-charging systems, we will stress advantages such as clean energy source, use with a wide array of products and dependability. The end-user should be able to purchase a unit for $30 to $50 depending on packaging and features.

Our President and Director, Mr. Guy Ofir, will be in charge of executing the marketing plan.

We have budgeted $250,000 for this purpose.

THE MARKET OPPORTUNITY

Our target market consists of the following market segments: cellular phones, which are our main initial market, laptops and notebooks, mobile hand held computers: PDAs, GPS devices and smart phones and digital still cameras and camcorders., all of which are markets with tremendous growth opportunities.

COMPETITION

Competition within the re-charger systems industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. Solutions currently marketed for the problem Easy Energy addresses include several different groups of products, each with its own advantage and disadvantage. Although there are several other ways of recharging batteries for a cell phone, the only ones we know of that are in direct competition are the hand-held human powered chargers. Such competitors include:

IST Design Inc.'s Sidewinder hand charger has a crank-operated mechanism. Sidewinder is designed and produced by ElectroHiFi, LLC as the SOS Charger. Sidewinder is claimed to generate 6 minutes of talk time for every 2 minutes of turning at 2 revolutions per second. The unit currently sells for $19.95 to $24.95.

Aladdinpower Inc. has a hand-squeeze generator, meant primarily for cell phones, which has been on the market since 2002. Although it claims to be useable with any rechargeable battery, it produces only 1.6 watts, which may not be effective in recharging a cell phone. It is currently priced at around $60.

Freeplay Energy plc has developed Freeplay Freecharge, a Freecharge mobile phone charge, available in the market since 2002. This product has ergonomic features, including reverse winding. It claims that talk time of 2-3 minutes (depending on the mobile phone used), or several hours of standby time, can be achieved with

45 seconds of winding. Its internal battery is a rechargeable NiMH battery pack,
3.6 Volts, 1300 mAh. It is currently priced at $59.95 per unit.

There are other products in the market, but normally, such products are unbranded copies of the above mentioned designs.

We seek to differentiate ourselves by providing a slimmer and lighter generator at a competitive price.

                             DESCRIPTION OF PROPERTY

Our executive and head office is located at Suite 105 - 5348 Vegas Dr., Las Vegas, NV 89108. Our office is rented on a month to month sub-lease at a cost of $50 per month. We also have an office in Israel at 26 Ga'aton Blvd., Nahariya 22401, which is provided to us free of charge by our directors. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 1,000,000,000 common shares with a par value of $0.00001. As of October 8, 2008 there were 93,302,177 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of September 12, 2008 there were no preferred shares issued and outstanding.

WARRANTS

As of September 12, 2008, there were outstanding warrants to purchase 3,000,000 shares of our common stock at an exercise price of $0.27 per share, which were issued in conjunction with the Private Placement we undertook in March 10, 2008. These warrants expire on March 10, 2013.

As of September 12, 2008, there were outstanding warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.15 per share, which were issued in conjunction with the Private Placement we undertook in March 3, 2008. These warrants expire on March 3, 2013.

As of September 12, 2008, there were outstanding warrants to purchase 11,029,440 shares of our common stock at an exercise price of $0.27 per share, which were issued in conjunction with the Private Placement we undertook in February 28, 2008. These warrants expire on February 28, 2013.

TRANSFER AGENT AND REGISTRAR

We have appointed the following transfer agent for our shares of common stock:
Holladay Stock Transfer, Inc., 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, Telephone: (480) 481-3940; Facsimile: (480) 481-3941. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, Officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our stock is listed for quotation on the OTC Bulletin Board under the trading symbol "ESYE.OB". Our common shares initially began trading on the OTC Bulletin Board on December 26, 2007. The following table sets forth, for the periods indicated, the high and low closing prices for each quarter within the last fiscal year ended December 31, 2007 and subsequent interim period as reported by the quotation service operated by the OTC Bulletin Board. All quotations for the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

             Year 2007                     High              Low
             ---------                     ----              ---
           Fourth Quarter                 $0.30             $0.15

             Year 2008                     High              Low
             ---------                     ----              ---
           First Quarter                  $0.30             $0.15
           Second Quarter                 $0.30             $0.12
           Third Quarter                  $0.30             $0.08

HOLDERS

On October 8, 2008, the closing price of our common stock as reported on the OTC Bulletin Board was $0.15 per share. On October 8, 2008, we had approximately 58 holders of records of common stock and 93,302,777 shares of our common stock were issued and outstanding, plus an additional 15,029,440 shares issuable upon the exercise of outstanding warrants. Some of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price, which may never happen.

EQUITY COMPENSATION PLAN INFORMATION

As of July 1, 2008 and as of December 31, 2007, the end of our most recently completed fiscal year, our company did not have any equity compensation plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed the development and manufacturing of our product. We plan to develop a man-powered charger solution for battery powered small hand-carried devices.

On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, Our President and Director started developing a prototype of the man-powered generator. This prototype is a "successor" of several practically validated approaches suggested by its inventors as outlined below:

     - Charger shall be powerful enough to provide a significantly higher talk-to-charge time ratio (current models operate at about 1:1);
     - Charger shall include a converter providing both utilization of input mechanical energy through the entire speed range and stabilized electric output;
     -    Charger shall have an option to include a back-up internal battery;
     - Charger size shall be not greater than those of today's cell-phones and should be as thin as possible; and
     - Mechanical input shall be of a reciprocating pull-release type since such a hand application allows for extended use without tiredness.

This product is based on a novel dedicated application of the unique high power-density planar alternator technology developed and tested by one of the inventors.

This technology allows for implementation of these principles since and makes it possible to provide an extremely slim and unique compact package containing all charger components, which include: mechanical transmission electronic converter, back-up battery and the alternator itself.

The technology of the proposed product was invented by Alexander Sromin and Michael Fridhendler. Mr. Sromin is an alumnus of the Academy for Aviation & Space Instruments in St. Petersburg, Russia with 22 years of research and development experience related to a wide range of electric machines and electromechanical systems. His professional scope covers compact permanent magnet motors, actuators (including linear, rotating, reciprocating, multi-axis, etc.) and generators in the range from MEMS up to 100 KW. He is an author of more than 30 articles and inventor of 10 inventions. Mr. Friedhendler graduated from The Technion University in Haifa, Israel. He has 25 years of experience in multi-disciplinary hi-tech ventures promotion and technological support. He succeeded in numerous application projects in the field of mobile and internet GPS and J2ME software projects among others. His expertise relates to electronics, communications, cellular technology, internet and video data transfer.

Both Mr. Sromin and Mr. Fridhendler worked for Pipera Technologies Ltd. ("Pipera"), a company wholly owned and fully funded by our president and director, Mr. Ofir, and during the course of their work, developed the technology of the proposed product. Mr. Sromin and Mr. Fridhendler have been assisted by Mr. Roman Lanzet that serves as production manager at Pipera. Mr. Sromin, Mr. Fridhendler and Mr. Lanzet assigned their rights in the technology of the product to the Company for no consideration pursuant to the terms of the assignment agreement dated August 15, 2007 filed by the Company as exhibit 10.3 to the Company's registration statement on Form SB-2 filed on October 24, 2007.

The prototype of the YoGen product was created by Pipera. Pipera's employees that worked on the creation of such prototype included mainly Mr. Sromin and Mr. Fridhendler.

On January 29, 2008 we announced the completion of the fully working prototype of the man-powered charger solution for battery powered small hand-carried devices designed mainly to charge cellular phones ("YoGen").

On June 29, 2008 we filed a patent application with respect to a new product we are currently developing, which is a foldable charger with two axial flux alternators designed to charge laptop computers (the "Laptop Charger"). The patent application (Application No. PCT/IL2008/000908) was filed with the Israeli patent office. The technology of the Laptop Charger, like the technology of the YoGen, was invented by Alexander Sromin and Michael Fridhendler during the course of their work for Pipera Technologies Ltd. ("Pipera"), a company wholly owned and fully funded by our president and director, Guy Ofir. Mr. Sromin and Mr. Fridhendler have been assisted by Mr. Roman Lanzet that serves as production manager at Pipera. Mr. Sromin, Mr. Fridhendler and Mr. Lanzet together with Pipera assigned all of their rights in the Laptop Charger to our company for no consideration. The Laptop Charger prototype, like the YoGen, is being developed by Pipera, mainly by Mr. Sromin and Mr. Fridhendler.

Our principal business plan is:

A. to complete the manufacturing design of the YoGen - mainly, to complete the final design of the prototype and improve its human engineering and then manufacture and market it and /or seek third party entities interested in licensing the rights to manufacture and market it. We estimate that we could begin the manufacturing of the YoGen during the end of third quarter of 2008. We have selected a contractor to assist us with this process. We have successfully completed the minimizing of the YoGen and we are currently working on the completion of final prototype of the YoGen, including the final design that we will then sell in the market. We estimate the costs to be incurred by the time we have an operating manufacturing line ready for mass production to be at approximately $300,000.
B. To complete the development of a prototype of the Laptop Charger . We estimate the costs to be incurred by the time we complete such prototype at approximately $250,000.

Our business objectives are:

     -    To complete the final design of our YoGen product.
     - To engage third parties firm(s) to manufacture the components of our YoGen product.
     -    To set up an assembly line.
     -    To be a leading provider of man-powered charger.
     - To execute our marketing plan. - To complete the laptop charger prototype.

Our goals over the next 12 months are:

     -    Develop and manufacture the YoGen product.
     -    Explore potential distributors for our YoGen product.
     -    Develop fully working Laptop Charger prototype.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD:

                                                                    Anticipated        Target Date
                                                                       Costs          For Completion
                                                                       -----          --------------
PHASE I - MANUFACTURE A YOGEN PROTOTYPE                              $350,000           July, 2008 -
 >> Refinement of working prototypes.                                                October, 2008
 >> Set up an assembly line.
 >> Seeking suppliers for the components for our product.
 >> Starting the development of the laptop charger prototype

PHASE II - MARKETING PLAN & START MASSIVE PRODUCTION                 $250,000       November, 2008 -
 >> Full product release                                                            February, 2009
 >> Development of marketing plan.
 >> Start massive production.

PHASE III - MANUFACTURE A LAPTOP CHARGER PROTOTYPE                   $200,000          March, 2008 -
 >> Completion of a fully working prototype.                                            July, 2009
 >> Quality testing for the prototype.
 >> Completion of the laptop charger design

TOTAL                                                                $800,000            12 MONTHS

* We did not take into account the costs of the mass production, which will be determined based on the quantities we will need to manufacture.

In addition to the costs outlined above, we anticipate that we will incur over the next twelve months the following expenses:

                                                       Planned Expenditures Over
       Category                                          The Next Twelve Months
       --------                                          ----------------------
Consultant Compensation                                        $ 50,000
Legal Fees                                                     $ 50,000
Accounting Fees                                                $ 25,000
Auditor's Fees                                                 $ 25,000
General and administrative expenses                            $ 20,000
Fees related to our patent application.                        $ 15,000
                                                               --------

TOTAL                                                          $185,000
                                                               ========

RESULTS OF OPERATIONS

During the three and six months ended June 30, 2008 our company incurred operating expenses of $279,985 and $1,449,265, respectively, which include $130,000 and $330,000 of product development costs, $143,910 and $1,113,190 in professional fees related to accounting, consulting and legal, $1,600 and $1,600 related to filing and $4,475 and $4,475 of general and administrative expenses, respectively.

During the periods of May 17, 2007 (inception) to June 30, 2007 and May 17, 2007 (inception) to June 30, 2008, our company incurred operating expenses of $30,780 and $1,480,045, respectively, which include $0 and $330,000 of product development costs, $0 and $1,113,190 in professional fees related to accounting, consulting and legal, $1,000 and $2,600 related to filing fees and $29,780 and $34,255 of general and administrative expenses, respectively.

During the period ended December 31, 2007, our company incurred operating expenses of $30,780 which include $-0- of product development costs, $-0- in professional fees related to accounting and legal and $29,780 of general and administrative expenses. These operating costs were offset by $668 of interest income.

NET LOSS

Our company incurred a loss of $276,222 and $1,444,242 for the three and six months ended June 30, 2008, respectively, compared with a net loss of $30,112 and $1,474,354 for the periods of May 17, 2007 through June 30, 2007, and May 17, 2007 through June 30, 2008, respectively.

Our company incurred a loss of $30,112 for the period ended December 31, 2007, resulting in $22,612 of cash used in operating activities offset by common stock proceeds of $95,000 from the period ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows from operations in the next twelve month period.

As of June 30, 2008, we had cash of $595,446, representing a net increase in cash of $522,758 since December 31, 2007. Cash generated by financing activities during the six months ended June 30, 2008 amounted to $1,025,001 resulting from the sale of stock in private placements during February and March of 2008. Cash used in operations amounted to $502,243 represented by a loss of $1,444,242 plus an increase in prepaid expenses from the previous balance sheet of $37,500 and offset by non-cash adjustments for contributed capital and common stock and warrants issued for services totaling $960,083.

As indicated above, our estimated working capital requirements and projected operating expenses for the next twelve month period total $922,000, of which $250,000 has been prepaid. We anticipate that such funds will not be sufficient to pay our estimated expenses for the next twelve month period. We intend to fulfill any additional cash requirement through the sale of either equity or debt. Historically we have financed our operation through the sale of equity. On August 27, 2007, we closed a private placement for 30,333,190 common shares at a price of $0.003 per share, or an aggregate of $91,000. On February 28, 2008, we commenced a private placement offering of 367,647.6 units, each unit being offered for $1.70, for aggregate gross proceeds of $625,001. Each unit consisted of (i) ten common stock shares, (ii) thirty Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase. This offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act. We agreed to register the shares and warrants issued in this transaction on a registration statement. On that same date, we also sold and issued 208,333 common stock shares under Rule 903 of Regulation S of the Act to an accredited investor for the aggregate purchase price of US $50,000, or a purchase price of US $0.24 per share.

On March 10, 2008, we entered into a Securities Purchase Agreement and a Registration Rights Agreement with Tailor Made Capital, Ltd. ("TMC") relating to the issuance to TMC of 882,353 shares of our common stock, par value $0.0001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share (the "Warrant"). The Warrant shall be in effect for five years from the date that the Company's common stock is initially listed or quoted for trading on a trading market. The Securities Purchase Agreement further provided that, at the Company's demand, TMC will purchase up to an additional $1,000,000 of shares of the Company's common stock commencing immediately after the date that the shelf registration of the Company's shares that are subject to the Securities Purchase Agreement is declared effective (the "Put").We agreed to file a registration statement to register all of the shares of common stock to be issued pursuant to the Securities Purchase Agreement, including those shares issuable upon the exercise of the Warrant and the Put.

On March 25, 2008, we entered into a subscription agreement under which we undertook to issue 2,000,000 shares for a cash payment of $50,000 by an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, and, in consideration for services provided, warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.10 for a period of three years. On March 27, 2008, (pursuant to an agreement dated January 16, 2008) we issued 4,285,714 common stock shares to an "accredited investor" for the aggregate purchase price of US $300,000, purchase price of $0.07 per share.

We have used our stock as form of consideration for certain services provided to us and intend to continue to do so in selected contracts from time to time.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

Given that we are a development stage company and have not generated any revenues to date, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including market acceptance of our products, competition from well-funded competitors, and our ability to manage our expected growth. We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful development of our technologies into a marketable product and successful and sufficient market acceptance of our products once developed and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in significant dilution of the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

GOING CONCERN

Due to the uncertainty of our ability to meet current operating and capital expenses, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their audit report for the period ended March 31, 2008.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and FIN 48. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Moore & Associates Chartered to audit our financial statements for the period ended March 31, 2008. There has been no change in the accountants and no disagreements with Moore & Associates Chartered, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                     Position Held                            Date First Elected
   Name             with the Company                  Age        or Appointed
   ----             ----------------                  ---        ------------

Guy Ofir         President and Director                35        May 17, 2007

Emanuel Cohen    Secretary, Treasurer and Director     58        May 17, 2007

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

MR. GUY OFIR

Mr. Guy Ofir has been serving as our President and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr. Ofir is an attorney and owns a law firm in Israel which specializes in corporate and international law. His law firm employs several lawyers and represents over 100 companies.

In addition to his work as a lawyer, he also manages investments and companies in Romania. His main company (Guy Ofir & Co. SRL) deals with land and properties in Bucharest.

MR. EMANUEL COHEN

Mr. Cohen has been serving as our Secretary, Treasurer and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr Cohen is a major shareholder and a director of several privately owned companies in Israel & in the United States. His specialialty includes land, properties & fabrics. (Amitex & Emday Ltd- one of the biggest Israeli fabric companies ). He is also a shareholder in private companies which hold land & properties in Israel. - (Lev Hazom Ltd), (Hafia Zamin Ltd), (Leved Adi Properties Ltd) & (Mashko Ltd).

In addition to his activities in Europe & Israel, he is also a shareholder in the following companies which hold land & properties in the USA .- (Echo investments LLC), (Bilou Capital investment LLC) & (Eden Associated LLC). Previously he was an officer in Israel's largest bank, Bank of Israel (Israel Hapoalim Bank).

FAMILY RELATIONSHIPS:

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences');
     3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD:

All proceedings of the board of directors for the year ended December 31, 2007 were conducted by resolutions consented to in writing by board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our officers and directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Guy Ofir, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

CONFLICT OF INTEREST

None of our officers or directors is subject to a conflict of interest.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from May 17, 2007 (date of inception) to June 30, 2008.

                                                                      Non-Equity   Nonqualified
                                                                      Incentive     Deferred        All
 Name and                                                               Plan         Compen-       Other
 Principal                                      Stock       Option     Compen-       sation       Compen-
 Position       Year(3)   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)   sation($)  Totals($)
 --------       -------   ---------  --------   ---------   ---------  ---------    -----------   ---------  ---------
Guy Ofir          2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
President and     2008       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
director(1)

Emanuel Cohen     2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
Secretary,        2008       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
Treasurer and
director(2)

----------
(1) Guy Ofir became our President and a director of our company, on May 17, 2007.
(2) Emanuel Cohen became our Secretary, Treasurer and a director of our company, on May 17, 2007.
(3)  We were incorporated on May 17, 2007.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Since May 17, 2007 (date of inception) to our the period ended June 30, 2008, we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director, unless and until we begin to realize revenues and become profitable in our business operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 8, 2008 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current directors and executive officers. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

  Name and Address                                         Amount and Nature of        Percent of
of Beneficial Owner                 Title of Class(1)      Beneficial Ownership         Class(2)
-------------------                 -----------------      --------------------         --------
Guy Ofir (3)                        Common Shares            23,568,500                   25.3%
40 Baz St., Karmiel 20100                                       Direct
Israel

Emanuel Cohen                        Common Shares           20,000,000                   21.4%
51 Bilu St.,                                                    Direct
Raanana, Israel

Shamir Benita                        Common Shares            5,000,000                    5.4%
8 Nafetali Ben Eferaim St.                                      Direct
Dira 21
Rehovot, Israel

Albert Glinoviecki                   Common Shares            5,000,000                    5.4%
Rehov Dov Fromer 19                                             Direct
Kiryat Shemuel
Israel

Meir Duke(4)                       Common Shares and          7,285,714                    7.8%
12300 Highgrove Ct,                  Common Shares              Direct
Raistertown, MD                        Warrants
USA

Meitav Entities and TMC(5),        Common Shares and
4 Berkowitz St.                      Common Shares
Tel Aviv, Israel                       Warrants              18,588,273                   9.99%(6)

Directors and Officers(3)            Common Shares           43,568,500                   46.7%
as a group (2 persons)

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 93,302,777 shares issued and outstanding as of October 8, 2008.
(3) Includes 3,568,500 shares owned by Mr. Ofir's wife, Dikla Ofir. Mr. Ofir disclaims beneficial ownership of these shares.
(4) Includes 1,000,000 shares issuable upon exercise of outstanding common stock purchase warrants. This information is based solely on Schedule 13D filed by the beneficial owner on April 16, 2008, describing the holdings of the beneficial owner as of April 7, 2008.
(5) An entity controlled by Meitav Investment House Ltd, ("Meitav") which as reported on Schedule 13G filed on March 19, 2008, is beneficially owned by Messrs. Zvi Stepak and Shlomo Simanovsky through intermediary entities. Messrs. Zvi Stepak and Shlomo Simanovsky may exercise shared voting and investment powers with respect to all shares owned by Meitav and the Meitav Entities. Includes 14,029,440 shares issuable upon exercise of outstanding common stock purchase warrants. This information is based solely on
     Schedule 13G filed by the benecial owner on March 19, 2008, describing the holdings of the beneficial owner as of March 10, 2008.
(6) In an appendix to the warrant issued by the Company to the Meitav Entities and TMC the following exercise limitations have been agreed to: the company shall not effect the exercise of the warrant and the holder shall not have the right to exercise any portion of the warrant to the extent that after giving effect to such issuance after exercise, such holder along with its affiliates (which include all of Meitav Entities and TMC) shall have more than 9.99% of the number of shares of common stock outstanding of the Company. This provision however, may be waived by the holder at its election upon not less than 61 days' notice to the Company.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the period ended March 31, 2008, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On May 17, 2007 Mr. Ofir and Cohen each purchased 20,000,000 shares of our common stock for $0.00005 per share, or $1,000 each, for an aggregate of $2,000.

The promoters of our company are Guy Ofir, our President and director and Emanuel Cohen, our Secretary, Treasurer and director.

We have determined that neither Mr. Guy Ofir nor Mr. Emanuel Cohen are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority.

During the period ended March 31, 2008, the Company paid $200,000 in product development costs to a company wholly owned by the president of the Company and its director, Mr. Ofir.

The Company's directors provide office space free of charge. The Company has recorded the estimated fair value of the office space of $1,000 per month as a contribution to capital.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                     EXPERTS

The financial statements of Easy Energy included in this prospectus have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in this prospectus registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Zysman, Aharoni, Gayer & Co./Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02110 has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 100 F Street, NE, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the Internet at www.easy-energy.biz. Our website and the information included on our website is not part of this prospectus.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          RESTATED FINANCIAL STATEMENTS

                                  JUNE 30, 2008

                                      INDEX

Our restated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited restated financial statements pertaining to Easy Energy Inc. are filed as part of this registration statement:

                                                                        Page
                                                                       Number
                                                                       ------
     Restated Financial Statements
     Restated Balance Sheets                                             F-1
     Restated Statements of Operations                                   F-2
     Restated Statement of Stockholders' Equity                          F-3
     Restated Statements of Cash Flow                                    F-4
     Notes to audited Restated Financial Statements                      F-5

                                EASY ENERGY INC.
                          (A Development Stage Company)

                             Restated Balance Sheets
                                  June 30, 2008

                                                                      June 30,             December 31,
                                                                        2008                  2007
                                                                     -----------           -----------
                                                                     (unaudited)
ASSETS

Current:
  Cash and bank accounts                                             $   595,446           $    72,688
  Prepaid expenses                                                        37,500                    --
  Prepaid expenses - stock related                                       337,500                    --
                                                                     -----------           -----------
Total current assets                                                     970,446                72,688
                                                                     -----------           -----------

Total Assets                                                         $   970,446           $    72,688
                                                                     ===========           ===========

CURRENT LIABILITIES

Current:
  Due to director                                                    $       300           $       300
                                                                     -----------           -----------

Total Current Liabilities                                                    300                   300
                                                                     -----------           -----------

STOCKHOLDERS` EQUITY
  Preferred stock authorized - 50,000,000 shares with a par
   value of $0.0001 None issued or outstanding
  Common stock authorized -
   1,000,000,000 shares with a par value of $0.00001
  Common stock issued and outstanding -
   93,186,070 common shares (December 31, 2007: 80,333,190)                  932                   803
  Additional paid in capital                                           2,635,917               101,697
  Subscriptions received                                                  19,416                    --
  Deferred offering costs - stock related                               (211,765)                   --
  Deficit accumulated during the development stage                    (1,474,354)              (30,112)
                                                                     -----------           -----------

Total Stockholders' Equity                                               970,146                72,388
                                                                     -----------           -----------

Total Liabilities and Stockholders' Equity                           $   970,446           $    72,688
                                                                     ===========           ===========


   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY INC.
                          (A Development Stage Company)

                        RESTATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                              May 17, 2007       May 17, 2007
                                        Three Months        Six Months       (Inception) to     (Inception) to
                                          June 30,           June 30,           June 30,           June 30,
                                            2008               2008               2007               2008
                                        ------------       ------------       ------------       ------------
Revenue                                 $         --       $         --       $         --       $         --

Expenses
  General and Administrative                   4,475              4,475             29,780             34,255
  Filing Fee                                   1,600              1,600              1,000              2,600
  Product Development                        130,000            330,000                 --            330,000
  Professional fees                          143,910          1,113,190                 --          1,113,190
                                        ------------       ------------       ------------       ------------

      Total Expenses                         279,985          1,449,265             30,780          1,480,045
                                        ------------       ------------       ------------       ------------
Other Income
  Interest income                              3,763              5,023                668              5,691
                                        ------------       ------------       ------------       ------------
      Total Other Income                       3,763              5,023                668              5,691
                                        ------------       ------------       ------------       ------------
Net loss before income taxes                (276,222)        (1,444,242)           (30,112)        (1,474,354)

Provision for Income Taxes                        --                 --                 --                 --
                                        ------------       ------------       ------------       ------------

Net loss for the period                 $   (276,222)      $ (1,444,242)      $    (30,112)      $ (1,474,354)
                                        ============       ============       ============       ============

Basic and Diluted (Loss) per Share                 a       $      (0.02)                 a
                                        ------------       ------------       ------------
Weighted Average Number of Shares         93,186,070         87,783,730         50,000,000
                                        ------------       ------------       ------------

----------
(a) = Less than $0.01 per share

   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY INC.
                          (A Development Stage Company)

                        RESTATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                        May 17, 2007       May 17, 2007
                                                     Three Months       Six Months     (Inception) to    (Inception) to
                                                        June 30,         June 30,         June 30,           June 30,
                                                         2008              2008             2007               2008
                                                      -----------       -----------      -----------        -----------
Operating Activities
  Net loss                                            $  (276,222)      $(1,444,242)     $   (30,112)       $(1,474,354)
  Adjustments to reconcile net loss to
   cash used in operating activities:
     Contributed capital                                       --             3,000            7,500             10,500
     Common stock and warrants issued for services        112,500           957,083               --            957,083
  Changes in operating assets and liabilities:
     (Increase) Decrease in prepaid expenses               12,500           (37,500)              --            (37,500)
     Increase (Decrease) in subscriptions received         20,921            19,416               --             19,416
                                                      -----------       -----------      -----------        -----------

Net Cash (Used) by Operating Activities                  (130,301)         (502,243)         (22,612)          (524,855)
                                                      -----------       -----------      -----------        -----------
Financing Activities
  Cash from sale of stock                                      --         1,025,001           95,000          1,120,001
  Due to shareholder                                           --                --              300                300
                                                      -----------       -----------      -----------        -----------

Cash Provided by Financing Activities                          --         1,025,001           95,300          1,120,301
                                                      -----------       -----------      -----------        -----------

Net Increase in Cash                                     (130,301)          522,758           72,688            595,446
Cash, Beginning of Period                                 725,747            72,688               --                 --
                                                      -----------       -----------      -----------        -----------

Cash, End of Period                                   $   595,446       $   595,446      $    72,688        $   595,446
                                                      ===========       ===========      ===========        ===========

Non-cash activities:
  Contributed capital                                 $        --       $     3,000      $        --        $     3,000
  Stock and warrants issued for services              $   957,083       $   957,083      $        --        $   957,083

Supplemental Information:
  Interest Paid                                       $        --       $        --      $        --        $        --
  Income Taxes Paid                                   $        --       $        --      $        --        $        --


   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY INC.
                          (A Development Stage Company)

                   RESTATED STATEMENTS OF STOCKHOLDERS` EQUITY

                                                           Common Shares
                                                    --------------------------        Additional
                                                    Issued                              Paid In
                                                    Shares             Amount           Capital       Subscriptions
                                                    ------             ------           -------       -------------
Balance, May 17, 2007 (date of inception)                 --        $       --        $       --        $       --
Issued to founders on May 17, 2007 @ $0.0005      40,000,000               400             1,600                --
Private placement May 17, 2007 @ $0.0002          10,000,000               100             1,900                --
Private placement August 17, 2007 @ $0.003        30,333,190               303            90,697                --
Contributed capital                                       --                --             7,500                --
Net loss                                                  --                --                --                --
                                                  ----------        ----------        ----------        ----------
Balance, December 31, 2007                        80,333,190               803           101,697                --

Private placement January 16, 2008 @ $0.07         4,285,714                43           299,957                --
Private placement February 28, 2008 @ $0.17        3,676,480                37           624,964                --
Private placement February 28, 2008 @ $0.24          208,333                 2            49,998                --
Shares for services March 3, 2008 @$0.24             300,000                 3            71,997                --
Shares for services March 10, 2008 @ $0.24           882,353                 9           211,756                --
Private placement March 25, 2008 @ $0.02           2,000,000                20           599,980                --
Shares for services March 27, 2008 @ $0.07         1,500,000                15           449,985                --
Contributed capital                                       --                --             3,000                --
Fair value of warrants granted                            --                --           222,583                --
Subscriptions received                                    --                --                --            19,416
Net loss                                                  --                --                --                --
                                                  ----------        ----------        ----------        ----------
BALANCE, JUNE 30, 2008                            93,186,070        $      932        $2,635,917        $   19,416
                                                  ==========        ==========        ==========        ==========

                                                                      Deficit
                                                                    Accumulated
                                                   Deferred            During
                                                   Offering         Development
                                                     Costs             Stage             Total
                                                     -----             -----             -----
Balance, May 17, 2007 (date of inception)         $       --        $       --        $       --
Issued to founders on May 17, 2007 @ $0.0005              --                --             2,000
Private placement May 17, 2007 @ $0.0002                  --                --             2,000
Private placement August 17, 2007 @ $0.003                --                --            91,000
Contributed capital                                       --                --             7,500
Net loss                                                  --           (30,112)          (30,112)
                                                  ----------        ----------        ----------
Balance, December 31, 2007                                --           (30,112)           72,388

Private placement January 16, 2008 @ $0.07                --                --           300,000
Private placement February 28, 2008 @ $0.17               --                --           625,001
Private placement February 28, 2008 @ $0.24               --                --            50,000
Shares for services March 3, 2008 @$0.24                  --                --            72,000
Shares for services March 10, 2008 @ $0.24          (211,765)               --                --
Private placement March 25, 2008 @ $0.02                  --                --           600,000
Shares for services March 27, 2008 @ $0.07                --                --           450,000
Contributed capital                                       --                --             3,000
Fair value of warrants granted                            --                --           222,583
Subscriptions received (Unaudited)                        --                --            19,416
Net loss (Unaudited)                                      --        (1,444,242)       (1,444,242)
                                                  ----------        ----------        ----------
BALANCE, JUNE 30, 2008 (Unaudited)                $ (211,765)      $(1,474,354)       $  970,146
                                                  ==========        ==========        ==========

   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 1 - NATURE OF OPERATIONS

The Company was originally incorporated under the laws of the state of Nevada on May 17, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The Company was incorporated on May 17, 2007, and therefore does not have comparable numbers for the period ended June 30, 2007. Accordingly, the Company is presenting the statement of operations from May 17, 2007 through December 31, 2007 for comparison purposes. The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements. The results of operations for the period ended June 30, 2008 are not necessarily indicative of the operating results for the full years.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and FIN 48. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to June 30, 2008 of $1,474,354 and the Company has not established revenue sufficient to cover its operating expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Managements' plan is to complete the design of the Company's product, to engage third parties firms to manufacture the components of the product, develop and manufacture a first product suited to cellular phone use and explore potential distributors for our product. The Company had approximately $595,000 on hand as of June 30, 2008, management anticipates that such funds will not be sufficient to pay our estimated expenses for the next twelve month period. Management expects to start generating revenue within 8-10 months but has no assurance that such revenues shall be generated and in what amounts. Management intends to fulfill any additional cash requirement through the sale of either equity or debt. However, the Company has not identified the source of additional cash and there is no guarantee that such funds will be available or if available that the terms will be acceptable to the Company.

The Company's continuation as a going concern is dependent on its ability to complete and market its product and to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - DEFERRED OFFERING COSTS - STOCK RELATED

On March 10, 2008 the Company entered into agreements relating to the issuance of 882,353 shares of the Company's common stock, par value $0.00001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share.

The shares issued to date as part of this agreement have been charged to deferred financing cost until such time the Company exercises its option to demand an additional $1,000,000 of financing from the financer. At such time, the deferred financing charges will be offset against the financing.

NOTE 5 - CAPITAL STOCK

COMMON SHARES - AUTHORIZED

The company has 1,000,000,000 common shares authorized at a par value of $0.00001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per shares. All common stock have equal voting rights, are non-assessable and have one vote per share. Voting rights are not non-cumulative and, therefore, the holders of more than 50% of the stock could, if they choose to do so, elect all the directors of the company.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 5 - CAPITAL STOCK (CONTINUED)

ISSUED AND OUTSTANDING -

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 5.

On May 17, 2007, the Company closed a private placement for 10,000,000 common shares at a price of $0.0002 per share, or an aggregate of $2,000. The Company accepted subscription from two offshore non-affiliated investors.

On August 27, 2007, the Company closed a private placement for 30,333,190 common shares at a price of $0.003 per share, or an aggregate of $91,000. The Company accepted subscription from forty offshore non-affiliated investors.

On February 8, 2008, the Company changed it number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 and provide for a ten for one forward split of the Registrant's shares of common stock outstanding.

On February 28, 2008, the Company commenced a private placement offering of 367,647.6 units, each unit being offered for $1.70, for aggregate gross proceeds of $625,001. Each unit consists of (i) ten common stock shares, (ii) thirty Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase. This offering is being made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On February 28, 2008, the Company completed a subscription agreement pursuant to which it sold and issued 208,333 common stock shares under Rule 903 of Regulation S of the Act of 1933 (the "Act") to an accredited investor for the aggregate purchase price of US $50,000, purchase price US $0.24 per share.

On March 3, 2008, the Company signed a subscription agreement in which it undertook to issue to its legal counsel 300,000 shares of restricted common stock valued at $0.24 per share based upon the Regulation S offering completed at approximately the same date for an aggregate price of $72,000 for legal services provided and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.15 for a period of five years. The warrants were valued in accordance with SFAS 123R using the assumptions described below and resulted in an expense of $1,031.

On March 10, 2008, the Company entered into a Securities Purchase Agreement and a Registration Rights Agreement with Tailor Made Capital, Ltd. ("TMC") relating to the issuance to TMC of 882,353 shares of the Company's common stock, par value $0.0001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share (the "Warrant"). The shares were issued for deferred stock offering costs and valued at $0.24 per share based upon the Regulation S offering completed at approximately the same date for an aggregate price of $211,765. The warrant shall be in effect for five years from the date that the Company's common stock is initially listed or quoted for trading on a trading market. The warrants were valued in accordance with SFAS 123R using the assumptions described below and resulted in an expense of $8,770. On March 25, 2008, we entered into a subscription agreement under which we undertook to issue 2,000,000 shares for cash payment of $50,000 by an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, and, in consideration for services provided, warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.10 for a period of three years. The shares were valued at the trading price on the date of issuance of $0.30 for an additional expense of $550,000. The warrants were valued using the Black-Scholes model at $213,813.

On March 27, 2008(pursuant to an agreement dated January 16, 2008),, we issued 4,285,714 common stock shares to an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933 for the aggregate purchase price of US $300,000, purchase price of $0.07 per share.

On March 27, 2008, the Company entered into a consulting services agreement of which the consultant will provide certain investor and market relations consulting services to the Company in consideration of the Company's issuance of

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 5 - CAPITAL STOCK (CONTINUED)

ISSUED AND OUTSTANDING (CONTINUED) -

1,500,000 restricted common shares and the sum of $100,000 in cash. The common shares were valued at the trading price on the date of issuance of $0.30 per share for a total of $450,000. The expense will be amortized over the one year service agreement beginning April 1, 2008.

WARRANTS OUTSTANDING -

Date Issued          Number of Warrants     Exercise Price        Expiry Date
-----------          ------------------     --------------        -----------
February 28, 2008        11,029,428             $ 0.27         February 28, 2013
March 3, 2008             1,000,000             $ 0.15         March 3, 2013
March 10, 2008            3,000,000             $ 0.27         March 10, 2013
March 25, 2008            1,000,000             $ 0.10         March 25, 2008

The value allocated to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 3.94% and expected lives of 3years to 5 years. The volatility was determined based upon the weekly trading price of the stock from the date of inception through March 31, 2008. Common stock issued for services was valued at the price of the shares issued for cash on or close to the date of issuance.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company's directors provide office space free of charge. The Company has recorded the estimated value of the office space of $1,000 per month as a contribution to capital. The Company recorded a contribution to capital of $3,000 and $7,500 during the periods ended March 31, 2008 and December 31, 2007, respectively. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 4.

During the period ended March 31, 2008, the Company paid $200,000 in product development costs to a company wholly owned by the president and director of the Company.

NOTE 7 - INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $95,881, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $435,824.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 150-162 and their effect on the Company.

STATEMENT NO. 150 - ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The application of SFAS No. 150 did not have any effect on the Company's financial statements.

STATEMENT NO. 151 - INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The application of SFAS No. 151 did not have any effect on the Company's financial statements.

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. The application of SFAS No. 152 did not have any effect on the Company's financial statements.

STATEMENT NO. 153 - EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has applied SFAS No. 153 to the changes made in the financial statements as of March 31, 2008 and December 31, 2007.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENT (CONTINUED)

accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has applied SFAS No. 154 to the changes made in the financial statements as of March 31, 2008 and December 31, 2007.

SFAS NO. 155 - ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The application of SFAS No. 155 did not have any effect on the Company's financial statements.

SFAS NO. 156 - ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. The application of SFAS No. 156 did not have any effect on the Company's financial statements.

SFAS NO. 157 - FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008. The application of SFAS No. 157 will not have any effect on the Company's financial statements.

SFAS NO. 158 - EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS-AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The application of SFAS No. 158 did not have any effect on the Company's financial statements.

SFAS NO. 159 - THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENT (CONTINUED)

reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The application of SFAS No. 159 did not have any effect on the Company's financial statements.

SFAS NO. 160 - NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS- AN AMENDMENT OF ARB NO. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure. The application of SFAS No. 160 did not have any effect on the Company's financial statements.

SFAS NO. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133. The application of SFAS No. 161 did not have any effect on the Company's financial statements.

SFAS 162

This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with GAAP hierarchy. The application of SFAS No. 162 did not have any effect on the Company's financial statements.

The past and future adoption of these Statements did not have and is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9 - RESTATED FINANCIAL STATEMENTS

The Company's financial statements were revised to 1) correct the valuation of shares and warrants issued on March 15, 2008 and March 27, 2008 at their trading prices resulting in an increase of $876,313 in professional fees expense, an increase in prepaid expenses of $337,500 with an increase in additional paid in capital of $1,108,813 as of and for the period ended June 30, 2008. The adjustments resulted in a cumulative increase in the deficit accumulated during the development stage of $876,313 as of June 30, 2008 and an increase of $0.02 in the loss per share. A summary of the changes is presented below:

                                  BALANCE SHEET

                                                        June 30, 2008
                                                As revised         Original
                                                ----------         --------
ASSETS

Total current assets                             $970,446               $632,946
                                                 --------               --------
Total Assets                                     $970,446               $632,946
                                                 ========               ========
LIABILITIES

Current:
  Due to director                                $    300               $    300

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                       June 30, 2008 and December 31, 2007

NOTE 9 - RESTATED FINANCIAL STATEMENTS (CONTINUED)

                                                                              June 30, 2008
                                                                     As Revised             Original
                                                                     -----------           -----------
STOCKHOLDERS` EQUITY
  Common stock authorized -
   1,000,000,000 shares with a par value of $0.00001
  Common stock issued and outstanding -
   93,186,070 common shares (December 31, 2007: 80,333,190)                  932                   932
  Additional paid in capital                                           2,635,917             1,527,104
  Subscriptions received                                                  19,416                19,416
  Prepaid expenses-stock related                                              --              (105,000)
  Deferred offering costs - stock related                               (211,765)             (211,765)
  Deficit accumulated during the development stage                    (1,474,354)             (598,041)
                                                                     -----------           -----------
                                                                         970,146               632,646
                                                                     -----------           -----------

Total Liabilities and Stockholders' Equity                           $   970,446           $   632,946
                                                                     ===========           ===========

STATEMENT OF OPERATIONS

                                              As Revised             Original
                                               For the               For the
                                              Six Months            Six Months
                                                Ended                 Ended
                                               June 30,              June 30,
                                                 2008                  2008
                                              -----------           -----------

Revenue                                       $        --           $        --
Expenses
  General and Administrative                        4,475                 4,475
  Filing Fee                                        1,600                 1,600
  Product Development                             330,000               330,000
  Professional Fees                             1,113,190               236,877
                                              -----------           -----------

  Total Expenses                                1,449,265               572,952
                                              -----------           -----------
Other Income
  Interest income                                   5,023                 5,023

Provision for Income Taxes                             --                    --
                                              -----------           -----------

Net loss for the period                       $(1,444,242)          $  (567,929)
                                              ===========           ===========

Basic and Diluted Loss Per Share              $     (0.02)          $     (0.00)
                                              ===========           ===========

                          RESTATED FINANCIAL STATEMENTS

                                 MARCH 31, 2008

                                      INDEX

Our restated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited restated financial statements pertaining to Easy Energy Inc. are filed as part of this registration statement:

                                                                         Page
                                                                        Number
                                                                        ------
     Restated Financial Statements
       Report of Independent Registered Public Accounting Firm           F-14
       Restated Balance Sheets                                           F-15
       Restated Statements of Operations                                 F-16
       Restated Statements of Cash Flow                                  F-17
       Restated Statement of Stockholders' Equity                        F-18
       Notes to audited Restated Financial Statements                    F-19

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Easy Energy, Inc.
(A Development Stage Company)

We have audited the accompanying restated balance sheets of Easy Energy, Inc. (A Development Stage Company) as of March 31, 2008 and December 31, 2007, and the related restated statements of operations, stockholders' equity and cash flows for the three months ended March 31, 2008, since inception on May 17, 2007 through December 31, 2007 and since inception on May 17, 2007 through March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of Easy Energy, Inc. (A Development Stage Company) as of March 31, 2008 and December 31, 2007, and the related restated statements of operations, stockholders' equity and cash flows for the three months ended March 31, 2008, since inception on May 17, 2007 through December 31, 2007 and since inception on May 17, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has net losses of $1,199,637 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
July 7, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 FAX (702) 253-7501

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                             Restated Balance Sheets
                                 March 31, 2008

                                                                      March 31,            December 31,
                                                                        2008                  2007
                                                                     -----------           -----------
ASSETS

Current:
  Cash and bank accounts                                             $   725,747           $    72,688
  Prepaid expenses                                                        50,000                    --
  Prepaid expenses - stock related                                       450,000                    --
                                                                     -----------           -----------

Total current assets                                                   1,225,747                72,688
                                                                     -----------           -----------

Total Assets                                                         $ 1,225,747           $    72,688
                                                                     ===========           ===========

LIABILITIES

Current:
  Due to director                                                    $       300           $       300
                                                                     -----------           -----------

                                                                             300                   300
                                                                     -----------           -----------
STOCKHOLDERS` EQUITY
  Preferred stock authorized -
   50,000,000 shares with a par value of $0.0001
  Common stock authorized -
   1,000,000,000 shares with a par value of $0.00001
   None issued or outstanding
  Common stock issued and outstanding -
   93,186,070 common shares (December 31, 2007: 80,333,190)                  932                   803
  Additional paid in capital                                           2,635,917               101,697
  Deferred offering costs - stock related                               (211,765)                   --
  Deficit accumulated during the development stage                    (1,199,637)              (30,112)
                                                                     -----------           -----------

                                                                       1,225,447                72,388
                                                                     -----------           -----------

Total Liabilities and Stockholders' Equity                           $ 1,225,747           $    72,688
                                                                     ===========           ===========

   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                        Restated Statements of Operations
                  For the three months ended March 31, 2008 and
      the period ended May 17, 2007 (Date of inception) to March 31, 2008

                                                                   May 17, 2007          May 17, 2007
                                             Three Months         (Inception) to        (Inception) to
                                               March 31,            December 31,           March 31,
                                                 2008                  2007                  2008
                                              -----------           -----------           -----------
Revenue                                       $        --           $        --           $        --

Expenses
  General and Administrative                        4,475                29,780                34,255
  Filing Fee                                           --                 1,000                 1,000
  Product Development                             200,000                    --               200,000
  Professional fees                               966,310                    --               966,310
                                              -----------           -----------           -----------

      Total Expenses                            1,170,785                30,780             1,201,565
                                              -----------           -----------           -----------
Other Income
  Interest income                                   1,260                   668                 1,928
                                              -----------           -----------           -----------

      Total Other Income                            1,260                   668                 1,928
                                              -----------           -----------           -----------

Net loss before income taxes                   (1,169,525)              (30,112)           (1,199,637)
Provision for Income Taxes                             --                    --                    --
                                              -----------           -----------           -----------

Net loss for the period                       $(1,169,525)          $   (30,112)          $(1,199,637)
                                              ===========           ===========           ===========
Basic and Diluted
  (Loss) per Share                                      a                     a                     a
                                              -----------           -----------           -----------
  Weighted Average Number of Shares            82,381,390            50,586,601            72,169,343
                                              -----------           -----------           -----------

----------
(a) = Less than $0.01 per share

   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                        Restated Statements of Cash Flows
                 For the three months ended March 31, 2008 and
      the period ended May 17, 2007 (Date of inception) to March 31, 2008

                                                                            May 17, 2007          May 17, 2007
                                                      Three Months         (Inception) to        (Inception) to
                                                        March 31,            December 31,           March 31,
                                                          2008                  2007                  2008
                                                       -----------           -----------           -----------
Operating Activities
  Net loss                                             $(1,169,525)          $   (30,112)          $(1,199,637)
  Adjustments to reconcile net loss to
   cash used in operating activities:
    Contributed capital                                      3,000                 7,500                10,500
    Common stock and warrants issued for services        1,294,583                    --             1,294,583
    Changes in operating assets and liabilities:
    (Increase) in prepaid expenses                         (50,000)                   --               (50,000)
    (Increase) in prepaid expenses - stock related        (450,000)                   --              (450,000)
                                                       -----------           -----------           -----------
Net Cash (Used) by Operating Activities                   (371,942)              (22,612)             (394,554)
                                                       -----------           -----------           -----------
Financing Activities
  Cash from sale of stock                                1,025,001                95,000             1,120,001
  Due to shareholder                                            --                   300                   300
                                                       -----------           -----------           -----------
Cash Provided by Financing Activities                    1,025,001                95,300             1,120,301
                                                       -----------           -----------           -----------

Net Increase in Cash                                       653,059                72,688               725,747

Cash, Beginning of Period                                   72,688                    --                    --
                                                       -----------           -----------           -----------

Cash, End of Period                                    $   725,747           $    72,688           $   725,747
                                                       ===========           ===========           ===========
Non-cash activities:
  Stock issued for services                            $     3,000           $        --           $     3,000

Supplemental Information:
  Interest Paid                                        $        --           $        --           $        --
  Income Taxes Paid                                    $        --           $        --           $        --


   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                   RESTATED STATEMENTS OF STOCKHOLDERS` EQUITY

                                                          Common Shares
                                                      ---------------------        Additional
                                                      Issued                        Paid In
                                                      Shares         Amount         Capital
                                                      ------         ------         -------
BALANCE, MAY 17, 2007 (date of inception)                  --       $    --        $       --
Issued to founders on May 17, 2007 @ $0.00005      40,000,000           400             1,600
Private placement May 17, 2007 @ $0.0002           10,000,000           100             1,900
Private placement August 17, 2007 @ $0.003         30,333,190           303            90,697
Contributed capital                                        --            --             7,500
Net loss                                                   --            --                --
                                                   ----------       -------        ----------
BALANCE, DECEMBER 31, 2007                         80,333,190           803           101,697

Private placement January 16, 2008 @ $0.07          4,285,714            43           299,957
Private placement February 28, 2008 @ $0.17         3,676,480            37           624,964
Private placement February 28, 2008 @ $0.24           208,333             2            49,998
Shares for services March 3, 2008 @$0.24              300,000             3            71,997
Shares for services March 10, 2008 @ $0.24            882,353             9           211,756
Private placement March 25, 2008 @ $0.30            2,000,000            20           599,980
Shares for services March 27, 2008 @ $0.30          1,500,000            15           449,985
Contributed capital                                        --            --             3,000
Fair value of warrants granted                             --            --           222,583
Subscriptions received                                     --            --                --
Net loss                                                   --            --                --
                                                   ----------       -------        ----------

BALANCE, JUNE 30, 2008                             93,186,070       $   932        $2,635,917
                                                   ==========       =======        ==========

                                                     Deferred
                                                     Offering
                                                      Costs            Deficit            Total
                                                      -----            -------            -----
BALANCE, MAY 17, 2007 (date of inception)          $       --       $        --        $      --
Issued to founders on May 17, 2007 @ $0.00005              --                --            2,000
Private placement May 17, 2007 @ $0.0002                   --                --            2,000
Private placement August 17, 2007 @ $0.003                 --                --           91,000
Contributed capital                                        --                --            7,500
Net loss                                                   --           (30,112)         (30,112)
                                                   ----------       -----------        ---------
BALANCE, DECEMBER 31, 2007                                 --           (30,112)          72,388

Private placement January 16, 2008 @ $0.07                 --                --          300,000
Private placement February 28, 2008 @ $0.17                --                --          625,001
Private placement February 28, 2008 @ $0.24                --                --           50,000
Shares for services March 3, 2008 @$0.24                   --                --           72,000
Shares for services March 10, 2008 @ $0.24           (211,765)               --               --
Private placement March 25, 2008 @ $0.30                   --                --          600,000
Shares for services March 27, 2008 @ $0.30                 --                --          450,000
Contributed capital                                        --                --            3,000
Fair value of warrants granted                             --                --          222,583
Net loss (unaudited)                                       --        (1,169,525)      (1,169,525)
                                                   ----------       -----------       ----------

BALANCE, JUNE 30, 2008 (unaudited)                 $ (211,765)      $(1,199,637)      $1,225,447
                                                   ==========       ===========       ==========

   The accompanying notes are an integral part of these financial statements

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 1 - NATURE OF OPERATIONS

The Company was originally incorporated under the laws of the state of Nevada on May 17, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The Company was incorporated on May 17, 2007, and therefore does not have comparable numbers for the period ended March 31, 2007. Accordingly, the Company is presenting the statement of operations from May 17, 2007 through December 31, 2007 for comparison purposes. The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements. The results of operations for the period ended March 31, 2008 are not necessarily indicative of the operating results for the full years.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and FIN 48. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to March 31, 2008 of $1,199,637 and the Company has not established revenue sufficient to cover its operating expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Managements' plan is to complete the design of the Company's product, to engage third parties firms to manufacture the components of the product, develop and manufacture a first product suited to cellular phone use and explore potential distributors for our product. The Company had approximately $725,000 on hand as of March 31, 2008, management anticipates that such funds will not be sufficient to pay our estimated expenses for the next twelve month period. Management expects to start generating revenue within 8-10 months but has no assurance that such revenues shall be generated and in what amounts. Management intends to fulfill any additional cash requirement through the sale of either equity or debt. However, the Company has not identified the source of additional cash and there is no guarantee that such funds will be available or if available that the terms will be acceptable to the Company.

The Company's continuation as a going concern is dependent on its ability to complete and market its product and to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - DEFERRED OFFERING COSTS - STOCK RELATED

On March 10, 2008 the Company entered into agreements relating to the issuance of 882,353 shares of the Company's common stock, par value $0.00001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share.

The shares issued to date as part of this agreement have been charged to deferred financing cost until such time the Company exercises its option to demand an additional $1,000,000 of financing from the financer. At such time, the deferred financing charges will be offset against the financing.

NOTE 5 - CAPITAL STOCK

COMMON SHARES - AUTHORIZED

The company has 1,000,000,000 common shares authorized at a par value of $0.00001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per shares. All common stock have equal voting rights, are non-assessable and have one vote per share. Voting rights are not non-cumulative and, therefore, the holders of more than 50% of the stock could, if they choose to do so, elect all the directors of the company.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 5 - CAPITAL STOCK (CONTINUED)

ISSUED AND OUTSTANDING -

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 5.

On May 17, 2007, the Company closed a private placement for 10,000,000 common shares at a price of $0.0002 per share, or an aggregate of $2,000. The Company accepted subscription from two offshore non-affiliated investors.

On August 27, 2007, the Company closed a private placement for 30,333,190 common shares at a price of $0.003 per share, or an aggregate of $91,000. The Company accepted subscription from forty offshore non-affiliated investors.

On February 8, 2008, the Company changed it number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 and provide for a ten for one forward split of the Registrant's shares of common stock outstanding.

On February 28, 2008, the Company commenced a private placement offering of 367,647.6 units, each unit being offered for $1.70, for aggregate gross proceeds of $625,001. Each unit consists of (i) ten common stock shares, (ii) thirty Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase. This offering is being made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On February 28, 2008, the Company completed a subscription agreement pursuant to which it sold and issued 208,333 common stock shares under Rule 903 of Regulation S of the Act of 1933 (the "Act") to an accredited investor for the aggregate purchase price of US $50,000, purchase price US $0.24 per share.

On March 3, 2008, the Company signed a subscription agreement in which it undertook to issue to its legal counsel 300,000 shares of restricted common stock valued at $0.24 per share based upon the Regulation S offering completed at approximately the same date for an aggregate price of $72,000 for legal services provided and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.15 for a period of five years. The warrants were valued in accordance with SFAS 123R using the assumptions described below and resulted in an expense of $1,031.

On March 10, 2008, the Company entered into a Securities Purchase Agreement and a Registration Rights Agreement with Tailor Made Capital, Ltd. ("TMC") relating to the issuance to TMC of 882,353 shares of the Company's common stock, par value $0.0001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share (the "Warrant"). The shares were issued for deferred stock offering costs and valued at $0.24 per share based upon the Regulation S offering completed at approximately the same date for an aggregate price of $211,765. The warrant shall be in effect for five years from the date that the Company's common stock is initially listed or quoted for trading on a trading market. The warrants were valued in accordance with SFAS 123R using the assumptions described below and resulted in an expense of $8,770. On March 25, 2008, we entered into a subscription agreement under which we undertook to issue 2,000,000 shares for cash payment of $50,000 by an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, and, in consideration for services provided, warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.10 for a period of three years. The shares were valued at the trading price on the date of issuance of $0.30 for an additional expense of $550,000. The warrants were valued using the Black-Scholes model at $213,813.

On March 27, 2008(pursuant to an agreement dated January 16, 2008), we issued 4,285,714 common stock shares to an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933 for the aggregate purchase price of US $300,000, purchase price of $0.07 per share.

On March 27, 2008, the Company entered into a consulting services agreement of which the consultant will provide certain investor and market relations consulting services to the Company in consideration of the Company's issuance of

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 5 - CAPITAL STOCK (CONTINUED)

ISSUED AND OUTSTANDING (CONTINUED) -

1,500,000 restricted common shares and the sum of $100,000 in cash. The common shares were valued at the trading price on the date of issuance of $0.30 per share for a total of $450,000. The expense will be amortized over the one year service agreement beginning April 1, 2008.

WARRANTS OUTSTANDING -

Date Issued          Number of Warrants     Exercise Price        Expiry Date
-----------          ------------------     --------------        -----------
February 28, 2008        11,029,428             $ 0.27         February 28, 2013
March 3, 2008             1,000,000             $ 0.15         March 3, 2013
March 10, 2008            3,000,000             $ 0.27         March 10, 2013
March 25, 2008            1,000,000             $ 0.10         March 25, 2008

The value allocated to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 3.94% and expected lives of 3years to 5 years. The volatility was determined based upon the weekly trading price of the stock from the date of inception through March 31, 2008. Common stock issued for services was valued at the price of the shares issued for cash on or close to the date of issuance.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company's directors provide office space free of charge. The Company has recorded the estimated value of the office space of $1,000 per month as a contribution to capital. The Company recorded a contribution to capital of $3,000 and $7,500 during the periods ended March 31, 2008 and December 31, 2007, respectively. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 4.

During the period ended March 31, 2008, the Company paid $200,000 in product development costs to a company wholly owned by the president and director of the Company.

NOTE 7 - INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $263,920, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $1,199,637.

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 150-162 and their effect on the Company.

STATEMENT NO. 150 - ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The application of SFAS No. 150 did not have any effect on the Company's financial statements.

STATEMENT NO. 151 - INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The application of SFAS No. 151 did not have any effect on the Company's financial statements.

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. The application of SFAS No. 152 did not have any effect on the Company's financial statements.

STATEMENT NO. 153 - EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has applied SFAS No. 153 to the changes made in the financial statements as of March 31, 2008 and December 31, 2007.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENT (CONTINUED)

accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has applied SFAS No. 154 to the changes made in the financial statements as of March 31, 2008 and December 31, 2007.

SFAS NO. 155 - ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The application of SFAS No. 155 did not have any effect on the Company's financial statements.

SFAS NO. 156 - ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. The application of SFAS No. 156 did not have any effect on the Company's financial statements.

SFAS NO. 157 - FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008. The application of SFAS No. 157 will not have any effect on the Company's financial statements.

SFAS NO. 158 - EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS-AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The application of SFAS No. 158 did not have any effect on the Company's financial statements.

SFAS NO. 159 - THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                     Notes to Restated Financial Statements
                      March 31, 2008 and December 31, 2007

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENT (CONTINUED)

reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The application of SFAS No. 159 did not have any effect on the Company's financial statements.

SFAS NO. 160 - NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS- AN AMENDMENT OF ARB NO. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure. The application of SFAS No. 160 did not have any effect on the Company's financial statements.

SFAS NO. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133. The application of SFAS No. 161 did not have any effect on the Company's financial statements.

SFAS 162

This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with GAAP hierarchy. The application of SFAS No. 162 did not have any effect on the Company's financial statements.

The past and future adoption of these Statements did not have and is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9 - RESTATED FINANCIAL STATEMENTS

The Company's financial statements were revised to 1) correct the valuation of shares and warrants issued on March 15, 2008 and March 27, 2008 at their trading prices resulting in an increase of $841,583 and $-0- in professional fees expense, an increase in prepaid expenses of $450,000 and $-0- and an increase in deferred stock offering costs of $202,941 and $-0- with an increase in additional paid in capital of $1,400,024 and $-0- and 2) record contributed office rent of $3,000 and $7,500 at fair value resulting in increased general and administrative expense and an equal increase in additional paid in capital, as of and for the periods ended March 31, 2008 and December 31, 2007, respectively. The adjustments resulted in a cumulative increase in the deficit accumulated during the development stage of $852,083 and $7,499 as of March 31, 2008 and December 31, 2007 and an increase of $0.02and $0.00 in the loss per share, respectively. A summary of the changes is presented below:

                                  BALANCE SHEET

                                                        March 31, 2008
                                              As revised               Original
                                              -----------             ----------
ASSETS

Total current assets                          $1,225,747              $  775,747
                                              ----------              ----------
Total Assets                                  $1,225,747              $  775,747
                                              ==========              ==========
LIABILITIES

Current:
  Due to director                             $      300              $      300

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                 March 31, 2008

NOTE 9 - RESTATED FINANCIAL STATEMENTS (CONTINUED)

                                                                           March 31, 2008
                                                                    As Revised           Original
                                                                    ----------           --------
STOCKHOLDERS` EQUITY
  Common stock authorized -
   1,000,000,000 shares with a par value of $0.00001
  Common stock issued and outstanding -
   93,186,070 common shares (December 31, 2007: 80,333,190)                932                 932
  Additional paid in capital                                         2,635,917           1,235,893
  Prepaid expenses - stock related                                          --            (105,000)
  Deferred offering costs - stock related                             (211,765)             (8,824)
  Deficit accumulated during the development stage                  (1,199,637)           (347,554)
                                                                   -----------         -----------
                                                                     1,225,447             775,447
                                                                   -----------         -----------

Total Liabilities and Stockholders' Equity                         $ 1,225,747         $   775,747
                                                                   ===========         ===========

                                                                          December 31, 2007
                                                                    As Revised           Original
                                                                    ----------           --------
STOCKHOLDERS` EQUITY
  Common stock authorized -
   1,000,000,000 shares with a par value of $0.00001
  Common stock issued and outstanding -
   93,186,070 common shares (December 31, 2007: 80,333,190)              803                 803
  Additional paid in capital                                         101,697              94,197
  Prepaid expenses - stock related                                        --                  --
  Deferred offering costs - stock related                                 --                  --
  Deficit accumulated during the development stage                   (30,112)            (22,613)
                                                                   ---------           ---------

Total Liabilities and Stockholders' Equity                         $  72,388           $  72,388
                                                                   =========           =========

STATEMENT OF OPERATIONS

                                                                   As Revised           Original
                                                                  May 17, 2007        May 17, 2007
                                                                 (Inception) to      (Inception) to
                                                                   December 31,        December 31,
                                                                      2007                2007
                                                                   -----------         -----------

Revenue                                                            $        --         $        --
Expenses
  General and Administrative                                            29,780              22,281
  Filing Fee                                                             1,000               1,000
                                                                   -----------         -----------
      Total Expenses                                                    30,780              23,281
                                                                   -----------         -----------
Other Income
  Interest income                                                          668                 668

Provision for Income Taxes                                                  --                  --
                                                                   -----------         -----------

Net loss for the period                                            $   (30,112)        $   (22,613)
                                                                   ===========         ===========

Basic and Diluted Loss Per Share                                   $    (0.00)         $     (0.00)
                                                                   ===========         ===========

                                EASY ENERGY, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                 March 31, 2008

NOTE 9 - RESTATED FINANCIAL STATEMENTS (CONTINUED)

STATEMENT OF OPERATIONS

                                               As Revised            Original
                                                 For the             For the
                                              Three Months         Three Months
                                                 Ended                Ended
                                                March 31,            March 31,
                                                  2008                 2008
                                               ---------            ---------

Revenue                                       $        --          $        --
Expenses
  General and Administrative                        4,475                1,476
  Product Development                             200,000              200,000
  Professional Fees                               966,310              124,727
  Total Expenses                                1,170,785              326,203
                                              -----------          -----------
Other Income
  Interest income                                   1,260                1,260

Provision for Income Taxes                             --                   --
                                              -----------          -----------

Net loss for the period                       $(1,169,525)         $  (324,943)
                                              ===========          ===========

Basic and Diluted Loss Per Share              $     (0.02)         $     (0.00)
                                              ===========          ===========